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Exhibit 23(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (33-46836) of our report dated March 24, 2004 relating to the consolidated financial statements and financial statement schedule of Warwick Valley Telephone Company, which appears in Warwick Valley Telephone Company's Annual Report on Form 10-K for the year ended December 31, 2003.

PricewaterhouseCoopers LLP
New York, New York
June 23, 2004